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                         AMENDMENT NO. 5

                               TO

               PENNSYLVANIA POWER & LIGHT COMPANY

               OFFICERS DEFERRED COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Officers Deferred Compensation Plan ("Plan") effective July 1, 1985; and
	WHEREAS, the Plan was amended and restated effective January 1, 1990, and subsequently amended by Amendment Nos. 1, 2,
3 and 4; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I. Effective January 1, 1996, Articles 6 and 7 are amended to read:
6.	Payment of Account - General Provisions

	(a) The Total Amount Payable shall be payable to
Participant:

	      (i) if Participant becomes totally disabled while employed by the Company or an Affiliated
Company, as determined by the EBPB in its discretion;

	     (ii) if Participant retires from the Company and all Affiliated Companies under the Retirement Plan;
or

	    (iii) if Participant resigns or otherwise ceases employment with the Company and all Affiliated
Companies;

	    within thirty (30) days of such event or in the January of the calendar year following such event, as elected by Participant. Such election must be made before the applicable Cash Compensation and/or Cash Award is deferred and may not be changed with respect to Cash
Compensation and/or Cash Award once it has been deferred. If Participant has made no election, payments will commence within thirty (30) days after cessation of employment.

	(b)    (i)  The Total Amount Payable shall be paid to
Participant in a single sum or in annual installments up to a maximum of fifteen (15) years, as elected by the Participant. Such election must be made before the applicable Cash
Compensation and/or Cash Award is deferred and may not be changed with respect to Cash
Compensation and/or Cash Award once it has been deferred.

	      (ii) All annual installments shall, except for the final payment, be not less than $5,000. To the extent necessary, the number of annual installments may be reduced to insure that annual installments are at least $5,000.

	     (iii) The amount of each annual installment shall be determined by dividing the Total Amount Payable less any payments already made to Participant by the remaining number of annual installments to be made (i.e., a 10 year payout shall pay 1/10 of the Total Amount Payable as the first installment, 1/9 as the second annual installment, etc.).

	(c) (i) If Participant dies while employed by the Company or an Affiliated Company or before all installments have been paid under paragraph
5(b), payments shall be made within 30 days after Participant's death to the beneficiary designated in writing by Participant.
Participant shall have a continuing power to designate a new beneficiary in the event of his death at any time prior to his death by written instrument delivered by Participant to the EBPB without the consent or approval of any person theretofore named as his beneficiary. In the event the designated beneficiary does not survive Participant, payment will be made to an alternate beneficiary designated in writing by Participant. If no such designation is in effect at the time of death of Participant, or if no person so designated shall survive
Participant, payment shall be made to
Participant's estate.

	      (ii) Payments made to Participant's designated beneficiary will be made at the times and in the amounts as if Participant were living based on Participant's elected form of distribution;
provided, however, if payments are to be made to Participant's estate, payment will be made in a single sum.

7.	Supplemental Payments.

	(a) Upon his retirement under the Retirement Plan or the Company's Supplemental Executive Retirement Plan or upon his death while still employed by the Company or an Affiliated Company, Participant and/or his beneficiaries shall be paid a monthly supplemental retirement benefit (or supplemental pre-retirement spouse's annuity, as the case may be) equal to the difference, if any, between the benefit which would have been payable to him under such plan if the Participant's Deferred Cash Compensation had been included in the Participant's compensation for such plan and the benefit actually payable to the Participant and/or his beneficiaries thereunder.
Such supplemental retirement benefit shall be payable in accordance with all the terms and conditions applicable to the Participant's or his beneficiary's benefit under the Retirement Plan, including any optional form of payment. If such supplemental retirement payments would be less than one hundred dollars ($100) per month, the EBPB, in its discretion, may elect to make such monthly supplemental retirement payments in such installments as the EBPB may determine or in a single lump-sum payment. Notwithstanding the foregoing, in the event that Participant's benefits under the Retirement Plan are subject to a qualified domestic relations order, any supplemental retirement benefits payable under this paragraph shall be calculated and made without regard to such order.

II.	Except as provided for in this Amendment No. 5, all other
provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 5 is executed this
16th day of May, 1996.

                            PENNSYLVANIA POWER & LIGHT COMPANY


                            By:/s/ John M. Chappelear_________
                               John M. Chappelear
                               Chairman
                               Employee Benefit Plan Board